EQUITABLE LIFE INSURANCE                          VARIABLE ANNUITY APPLICATION
COMPANY OF IOWA

______________________________________________________________________________

Annuity plan applied for: _________________________

Maturity Date (Date on which benefit payments are to begin.)   __/__/__

Purchase Payment $____________

Future Payment(s) $___________ [ ] Monthly [ ] Qrtly [ ] Semi-Annl [ ] Annual

______________________________________________________________________________

TYPE OF PLAN [ ] Non-Qualified [ ] 1035 Exchange [ ] IRA [ ] SEP-IRA Rollover
             [ ] IRA Transfer [ ] SEP-IRA [ ] IRA Rollover from Qualified Plan
             [ ] OTHER ____________________ [ ] 403(b) [ ] 403(b) TSA Rollover

I acknowledge that I understand the withdrawal restrictions under Internal Revenue Code Section 403(b)(11) on contributions and earnings and have received a prospectus explaining the restrictions. I understand the other investment alternatives available under the employer's 403(b) arrangement to which I may elect to transfer my contract value.
______________________________________________________________________________

ANNUITANT INFORMATION

Full Name______________________________ Social Security Number________________

Address________________________________ [ ] Male [ ] Female

       ________________________________ Date of Birth __/__/__

City___________________________________ State_____________________ Zip________
______________________________________________________________________________

OWNER INFORMATION                      JOINT OWNER INFORMATION
                                       (If different from Annuitant)

Full Name_____________________________ Full Name______________________________

Address_______________________________ Address________________________________

City____________State________Zip______ City_____________State________Zip______

Social Security Number________________ Social Security Number_________________

[ ] Male  [ ] Female                   [ ] Male  [ ] Female

Date of Birth ___/___/___              Date of Birth ___/___/___
______________________________________________________________________________

PRIMARY BENEFICIARY(IES) (Show % each is to receive.) Relationship Soc. Sec. #

______________________________________________________________________________

______________________________________________________________________________

(Add separate sheet for contingent beneficiary information)
______________________________________________________________________________
PURCHASE PAYMENT ALLOCATION                   Subaccount         Percent(%)
                                              _____________      _____________
Enter desired Subaccount number and           _____________      _____________
indicate percent of Purchase Payment          _____________      _____________
allocation. Use whole percentages only.       _____________      _____________
If more room is needed, use back of           _____________      _____________
application.                                  _____________      _____________
                                              _____________      _____________
                                              Fixed Account
                                              _____________      _____________
                               Total Percent                         100%

ALLOCATION DURING RIGHT TO EXAMINE PERIOD

Under certain circumstances, as described in the accompanying Prospectus, the initial purchase payment will be allocated to the ELI Money Market Portfolio until the expiration of the Right to Examine Period. Thereafter, the purchase payments will be allocated as directed in the Purchase Payment Allocation Section.
______________________________________________________________________________

Is the policy applied for to replace or change any existing Life Insurance or Annuity contract? [ ] Yes [ ] No
______________________________________________________________________________

It is understood and agreed that:

(1) The statements made shall form the exclusive basis of any Annuity Contract or Certificate issued hereon;
(2) Only the President or Secretary can make, modify, discharge, or waive any of the Company's rights;
(3) The Annuity Contracts or Certificates are not effective until the initial purchase payment is received by the Company;
(4) CHECKS MUST BE MADE PAYABLE TO THE COMPANY. CHECKS ARE NOT TO BE MADE PAYABLE TO THE AGENT. THE CANCELLED CHECK IS YOUR RECEIPT;
(5) THERE IS A SUBSTANTIAL PENALTY FOR EARLY SURRENDER.
______________________________________________________________________________

I agree that the above information contained in the application is true and correct to the best of my knowledge and belief and is made as the basis for my application. I UNDERSTAND THAT ANNUITY PAYMENTS AND TOTAL WITHDRAWAL VALUES (IF ANY) PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. HOWEVER, FIXED ACCOUNT VALUES ARE GUARANTEED AS TO A FIXED DOLLAR AMOUNT. RECEIPT OF A CURRENT VARIABLE ANNUITY PROSPECTUS IS HEREBY ACKNOWLEDGED. Under penalty of perjury, I certify that my social security number listed above is correct and that I am not currently subject to backup withholding. Application made at:

City____________________ State___________ this ___ day of _____________, 19___

_________________________________  ___________________________________________
Annuitant's Signature              Owner's Signature (if other than Annuitant)
______________________________________________________________________________

AGENT'S REPORT To the best of your knowledge, does the policy applied for involve replacement or modification of any existing Life Insurance or Annuity contract? [ ] Yes [ ] No

If Yes, Indicate which cost basis and submit required replacement forms.
                 [ ] Life Insurance [ ] Annuity [ ] Cost Basis $_____________

Agent Name_____________________________  Tel.  (___)___-____  Agent No. _____

Address_______________________________________________________________________

City___________________________________ State___________________ Zip__________

Signature of Agent____________________________________ Date Signed ___/___/___
______________________________________________________________________________

General Agent______________________________ Branch Office Location____________

City_____________________ State_________ Zip________ Telephone________________
______________________________________________________________________________

SEND APPLICATION AND CHECK TO:        P.O. BOX 9271, DES MOINES, IA 50306-9271